Exhibit 99.1

KFx TO HOST CONFERENCE CALL TO DISCUSS RECENT DEVELOPMENTS

DENVER, September 28, 2005 -- KFx Inc. (Amex: KFX) today announced that it will be hosting a conference call at 11:00 a.m. EDT tomorrow, Thursday, September 29, 2005 to discuss recent corporate developments. These developments include the expansion of the company’s senior management team, as well as plans to construct a new K-Fuel™ plant. Full text of these announcements can be accessed at the company’s website, www.kfx.com.

To participate on the live call scheduled for Thursday, September 29, 2005 at 11:00 a.m. EDT, investors in the United States should dial 877-375-2162, passcode 6548608.  Investors calling from international locations should dial 973-582-2751.  Callers should dial in approximately ten minutes prior to the start time. In addition, the call will be available via live webcast over the Internet on the “Investor Relations” portion of KFx’s corporate website, www.kfx.com.  Investors should go to the website approximately 10 minutes prior to the start time of the call to register. An on-line archive of the call will be available at www.kfx.com for one week. Additionally, a replay of the call will be available by dialing 877-519-4471, passcode 6548608, through October 6, 2005.

About KFx Inc.

KFx provides solutions to help coal-burning industries increase energy production while meeting emissions standards. The Company's mission is to deploy its patented K-Fuel™ technology to transform abundant U.S. reserves of cheaper sub-bituminous coal and lignite into clean, affordable, efficient energy supplies.  Please visit www.kfx.com for more information.

Forward Looking Statements

Statements in this news release that relate to future plans or projected results of KFx or the Company are 'forward-looking statements' within the meaning of Section 27A of the Securities Act of 1933, as amended by the Private Securities Litigation Reform Act of 1995 (the "PSLRA"), and Section 21E of the Securities Exchange Act of 1934, as amended by the PSLRA, and all such statements fall under the 'safe harbor' provisions of the PSLRA. The Company's actual results may vary materially from those described in any 'forward-looking statement' due to, among other possible reasons, the realization of any one or more of the risk factors described in the Company's Annual Report on Form 10-K, or in any of its other filings with the Securities and Exchange Commission, all of which filings any reader of this news release is encouraged to study. Readers of this news release are cautioned not to put undue reliance on forward-looking statements.

Contact:
KFx Inc., Denver, CO
Analyst Contact:
Andreas Vietor, Director of Investor Relations
303-293-2992
or
Brainerd Communicators, Inc., New York, NY
Media Contact:
Michele Clarke/Jill Gumberg
212-986-6667

Website: http://www.kfx.com

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